SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement        [ ]   Confidential, for Use of
                                                  the Commission Only (as
                                                  permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          FLORIDA COMMUNITY BANKS, INC.
                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: ------------------------------------------------

(2) Form, Schedule or Registration Statement No.: --------------------

(3) Filing Party:-----------------------------------------------------

(4) Date Filed: March 23, 2006

                             -----------------------

                          FLORIDA COMMUNITY BANKS, INC.

                             -----------------------


                                 March 22, 2006


Dear Fellow Shareholders:

     We are pleased to invite you to Florida Community Banks, Inc.'s Annual Meeting of Shareholders. This year's Annual Meeting will be held at our main office located at 1400 North 15th Street, Immokalee, Florida 34142, on Thursday, April 20, 2006, at 5:30 p.m.

     The Notice of the Annual Meeting of Shareholders and Proxy Statement attached to this letter describe the formal business that will be transacted at the Annual Meeting, including the election of directors. Our directors and officers will be present at the Annual Meeting to respond to your questions and discuss our performance and plans for the future.

     Regardless of the number of shares that you own, your vote is important. Please sign and date the enclosed Proxy Card or voting instruction form promptly and return it in the postage-paid envelope which has been provided. If you prefer to vote in person at the Annual Meeting, you will be given that opportunity, as well.

     On behalf of our Board of Directors, executive officers, and employees, we look forward to seeing you at the Annual Meeting.

                                   Sincerely,

                                   /s/Stephen L. Price

                                   Stephen L. Price
                                   Chairman of the Board,
                                   President and Chief Executive Officer

                             -----------------------

                          FLORIDA COMMUNITY BANKS, INC.

                             -----------------------



                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 20, 2006


     The 2006 Annual Meeting of Shareholders of Florida Community Banks, Inc. ("FCBI") will be held at our main office located at 1400 North 15th Street, Immokalee, Florida 34142, on April 20, 2006, at 5:30 p.m. At the meeting, the following items will be presented and voted upon:

     I    - The election of nine members for FCBI's Board of Directors;

     II - The adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve the foregoing item; and

     III - The transaction of any other business that properly comes before the Annual Meeting, or any adjournment thereof.

     FCBI's Board of Directors has fixed the close of business on March 20, 2006, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. You are encouraged to complete the enclosed Proxy Card or voting instruction form and return it in the enclosed postage prepaid, pre-addressed envelope. If you would like to vote in person, you will be permitted to revoke your proxy by attending the meeting and voting at that time.

                                       By Order of the Board of Directors,

                                       /s/Stephen L. Price

                                       Stephen L. Price
                                       Chairman of the Board,
                                       President and Chief Executive Officer

Immokalee, Florida
March 22, 2006

15

                             -----------------------

                          FLORIDA COMMUNITY BANKS, INC.

                             -----------------------

                                 PROXY STATEMENT
                       2006 ANNUAL MEETING OF SHAREHOLDERS

                               GENERAL INFORMATION

--------------------------------------------------------------------------------
>>       Thursday, April 20, 2006
>>       5:30 p.m.
>>       Corporate Headquarters
      1400 North 15th Street
      Immokalee, Florida
--------------------------------------------------------------------------------

Solicitation and Voting of Proxies

     This Proxy Statement and the accompanying Proxy Card are being furnished to Florida Community Banks, Inc.'s ("FCBI") shareholders of record as of March 20, 2006. Through this mailing, FCBI's Board of Directors is soliciting proxies for the use at the Annual Meeting. Our Annual Report and Form 10-K are enclosed with this Proxy Statement. These documents provide important information about our business, including audited financial statements, and are first being mailed to our shareholders on or about March 22, 2006.

     It is important that your shares are being represented by proxy or that you are present in person at the Annual Meeting. If you wish to vote by proxy, please complete the enclosed Proxy Card or voting instruction form and return it, signed and dated, in the enclosed postage-paid envelope. Even if you presently intend to attend the Annual Meeting, we are requesting that you also submit a Proxy Card or voting instruction form. This will ensure that your shares are voted if you later find that you are unable to attend the Annual Meeting. Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. The Board recommends that you vote:

         >    FOR the election of the nine director nominees; and

         > FOR the adjournment of the Annual Meeting to solicit additional proxies if there are insufficient votes to elect the nine director nominees.

     If you do not indicate a preference, the proxy holders will vote in accordance with the Board's recommendations. Although the Board of Directors knows of no additional business that will be presented for consideration at the Annual Meeting, execution of the enclosed Proxy Card confers discretionary authority on the proxy holders to vote your shares in accordance with their best judgment on any other business that may properly come before the Annual Meeting, or any adjournment thereof.

Voting Procedures

     Only our common stockholders of record at the close of business on March 20, 2006, the shareholder record date, will be entitled to vote at the Annual Meeting. Record shareholders representing a majority of our outstanding common stock, whether present or represented by proxy constitutes a quorum. The number of shares of our common stock outstanding on December 31, 2005, was 5,493,141, held by approximately 965 shareholders. Each share of common stock entitles its owner to one vote upon each matter to come before the Annual Meeting.

     In accordance with Florida law and FCBI's Bylaws, directors will be elected at the Annual Meeting by a plurality of the votes cast. Any other matters voted upon by the shareholders at the Annual Meeting, will be determined by the affirmative vote of a majority of the votes cast.

     A shareholder may abstain or withhold a vote with respect to any item submitted for shareholder approval. Abstentions and withheld votes will be counted as being present for purposes of determining the existence of a quorum, but will be counted as not voting in favor of any proposal brought before the Annual Meeting. Since the proposals to be considered at the Annual Meeting will be determined by the total votes cast, abstentions and withheld votes will not affect such matters.

     The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares of common stock are represented by certificates or book entries in your name so that you appear as a shareholder on the records of our stock transfer agent, a Proxy Card for voting those shares will be included with this Proxy Statement. You may vote those shares by completing, signing, and returning the Proxy Card in the enclosed postage pre-paid, pre-addressed envelope.

     If you own shares through a brokerage firm, shares held in "street name," you may instead receive a voting instruction form with this Proxy Statement that you may use to inform the brokerage firm how you wish your shares to be voted. As with a Proxy Card, you may vote your shares by completing, signing, and returning the voting instruction form in the envelope provided. Many brokerage firms have arranged for internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form.

     If your shares are held by a brokerage firm or bank, under certain circumstances the brokerage firm or bank may be entitled to vote your shares. Such entities have authority to vote their customers' shares on certain routine matters, including the election of directors. When a firm or bank votes its customers' shares on routine matters, these shares are also counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm or bank may not, however, vote its customers' share on non-routine matters. Accordingly, these shares are not counted as votes against a non-routine matter, but rather are not counted at all for these matters. There are no non-routine matters being considered at this Annual Meeting.

Attendance and Voting at the Annual Meeting

     If you own common stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by Proxy Card. If you own common stock through a brokerage account, you may attend the Annual Meeting, but in order to vote your shares at the meeting, you must obtain a "legal proxy" from the brokerage firm that holds your shares. You should contact your brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting, so we will be able to determine if a quorum will be present prior to the date of the Annual Meeting. You may change or revoke your proxy at the Annual Meeting in the manner described below even if you have already voted.

Revocation of Proxy

     Any shareholder holding common stock of record may revoke a previously granted proxy at any time prior to it being voted by delivering to our Corporate Secretary a written notice of revocation or a duly executed Proxy Card bearing a later date, or by attending the Annual Meeting and voting in person.

     Any shareholder holding common stock through a brokerage firm may change or revoke previously given voting instructions by contacting the brokerage firm, or by obtaining a legal proxy from the brokerage firm and voting in person at the Annual Meeting.


                                   PROPOSAL 1
                             ELECTION OF DIRECTORS


     At the Annual Meeting, shareholders are being asked to elect all nine of our directors to serve one-year terms, or until their respective successors have been duly elected and qualified. Shares of our common stock that are represented by properly executed proxies will be voted for the director nominees named below, unless otherwise specified on the Proxy Card. All of the director nominees have indicated their willingness to serve on our Board of Directors, however, in the event any of the director nominees knowingly becomes unavailable to serve prior to the Annual Meeting, proxies that do not withhold authority to vote for directors will be voted for the election of such other person as the Board of Directors may choose to nominate, unless the Board elects to reduce the size of the Board to the number of available director nominees. To the best of our knowledge, no nominee is being proposed for election pursuant to any agreement between that person and any other person. With the exception of our President and Chief Executive Officer Stephen L. Price, the Board of Directors believes all of the other members are "independent directors" as defined by the National Association of Securities Dealers.

     The affirmative vote of a plurality of the votes cast at the Annual Meeting is needed to elect each director nominee. Abstentions or withheld votes will have the same effect as votes against a director nominee.

     Information relating to the business experience, age, and beneficial ownership of our common stock of each director nominee is set forth on the next page. Also included in this table is information related to our non-director executive officers. Except as otherwise indicated below, this table includes all shares of common stock for which the director or executive officer has sole voting and investment power, has shared voting and investment power with a spouse, or holds in an IRA or other retirement program as of December 31, 2005, and all options, or portions thereof, which are exercisable within 60 days of the date of this Proxy Statement. To the best of our knowledge, no shareholder, other than those listed below, beneficially owns 5% or more of our common stock.


                                                                          Year First          Shares       Vested      Percent
Name and Principal Occupation                                   Age    Elected Director       Owned        Options    Of Class
-----------------------------                                   ---    ----------------       -----        -------    --------

Beauford E. Davidson - LaBelle, Florida                         70           1998             28,552          -         -(1)
Owner of Davidson's Drycleaners.

Larry T. Hall - LaBelle, Florida                                65            N/A          15,511((2))     13,017       -(1)
Florida Community Bank Area President for LaBelle.

Raymond T. Holland - Immokalee, Florida                         59            N/A          11,006((3))     15,379       -(1)
Florida Community Bank Area President for Immokalee.

Patrick B. Langford - LaBelle, Florida                          50           1998           9,016((4))        -         -(1)
Sales Manager for Langford Fort Company.

Lewis J. Nobles, Jr. - LaBelle, Florida                         79           1998          209,169((5))       -         3.81
Owner of Nobles Farms. Vice Chairman of the Bank.

Jon R. Olliff - LeHigh Acres, Florida                           70           1996          51,900((6))        -         -(1)
President of Olliff, Trapp, Hamilton & Hered, DDS, P.A.

James O'Quinn - Immokalee, Florida                              56           1991            264,176          -         4.81
Owner and operator of B&D Farms, Inc.; Tomato Man, Inc.;
Melon Pac, Inc.; and James O'Quinn Groves.

Stephen L. Price - Immokalee, Florida                           56           1981          109,633((7))    62,784       3.10
Chairman of the Board and President and Chief Executive
Officer of FCBI and Florida Community Bank.

Bernard T. Rasmussen - LaBelle, Florida                         75           1998          48,115((8))        -         -(1)
Citrus grower and retired Post Master.

Daniel G. Rosbough - Immokalee, Florida                         70           1991          281,412((9))       -         5.12
General Manager of Chapman Fruit Co.

John G. Tamblyn - Fort Myers, Florida                           59            N/A              296          8,180       -(1)
Bank Area President for Lee County.

James E. Williams, Jr. - Immokalee, Florida                     73           1982         355,409(1(0))       -         6.47
Owner of Williams Farms.

All directors and executive officers as a group (12 individuals)                            1,384,195      99,360      25.20%
                                                                                            =========      ======      ======
-----------------

(1)  Less than 1%.
(2) Includes 38 shares held as trustee, 223 shares owned by Mr. Hall's spouse's IRA and 1,185 shares owned by Larry T. Hall, Inc., of which Mr. Hall is the sole shareholder.
(3) Includes 160 shares owned by Mr. Holland's spouse; 342 shares owned by his spouse's Roth IRA and 3,775 shares owned by her IRA.
(4) Includes 420 co-owned by his spouse. (5) Includes 10,921 shares owned by Mr. Nobles' spouse. (6) Includes 25,950 shares owned by Dr. Olliff's spouse as trustee.
(7) Includes 45 shares owned by Mr. Price's spouse and 432 owned with his grandchildren. (8) Includes 2,116 shares owned by Mr. Rasmussen's spouse.
(9) Includes 14,000 shares owned by F&F Farms, Inc., of which Mr. Rosbough is a 50% owner and 267,412 shares owned by Rosbough Enterprises Limited, of which Mr. Rosbough is the general partner.
(10) Includes 159,602 shares owned by Mr. Williams' spouse.

--------------------------------------------------------------------------------
         The Board of Directors Recommends that Shareholders Vote "FOR"
                   the Election of the Nine Director Nominees.
--------------------------------------------------------------------------------

                               BOARD OF DIRECTORS

Meetings

     During the year ended December 31, 2005, FCBI's Board of Directors held four meetings. All of our directors attended at least 75% of the total meetings of the Board of Directors and those Board committees on which each director served. FCBI requires its Directors to attend the Annual Meeting of Shareholders, and in 2005, all of our directors attended.

Committees

         The Board has two standing committees - the Executive Committee and the Audit Committee.

     Executive Committee - has the same authority of the Board of Directors when the Board is not in session. The Executive Committee may exercise all powers of the Board of Directors in the management of the business and affairs of FCBI under Florida law. The Executive Committee, which is composed of Messrs. Stephen
L. Price (Chairman), Lewis J. Nobles, Jr., Jon R. Olliff, and James E. Williams Jr., did not meet in 2005.

     Audit Committee - reviews FCBI's auditing, accounting, financial reporting, and internal control functions. The Audit Committee recommends our independent auditor and also reviews its services. The Audit Committee has adopted a formal Charter, which was included with the 2005 Proxy Statement as Exhibit A. The
Board of Directors believes that the members of the Audit Committee are all "Independent Directors" under the National Association of Securities Dealers' definition and that they have no relationships that would impair their abilities to objectively and impartially execute their duties. The Audit Committee does not have a designated financial expert. Based on the size and scope of FCBI's operations, its geographic location, the experience of its Board, and the difficulties inherent in recruiting a financial expert, the Board has determined that it is not necessary to have an Audit Committee financial expert at this time.

                          Report of the Audit Committee

During 2005, the Audit Committee met four times to review and discuss with FCBI's management and independent auditors:

     o Our audited financial statements for the fiscal year ended December 31, 2005; o Those matters required to be discussed by Statement on Auditing Standards 61; and

     o The written disclosures and letter from the independent auditors regarding their independence, as required by Independence Standards Board Standard No. 1.

     Based upon those reviews and discussion, the Audit Committee recommended that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005. All of the members attended at least 75% of the committee meetings.

                        Bernard T. Rasmussen (Chairman),
                              Lewis J. Nobles, Jr.
                                 Jon R. Olliff.

     FCBI does not have standing  Nominating  or  Compensation  Committees.  The
Board of Directors, excluding Stephen L. Price, as a whole performs the functions of a Nominating Committee for purposes of the annual selection of nominees for the election of directors. FCBI believes a Nominating Committee is not necessary because the Board as a whole considers nominees, is very familiar with the community, and is knowledgeable regarding the selection of directors from within its community. In addition, eight of its nine members are considered "Independent Directors." The Board does not have a Charter or other written guidelines for its nominating process. While the Board of Directors will consider nominees recommended by shareholders, it has not actively solicited such recommendations, nor has it to date established any director nominee criteria or shareholder nominee procedures. The Board has historically selected nominees based on their activity in the community, their positions with institutions FCBI has acquired, and their involvement with Florida Community Bank.

Compensation

     Directors are paid fees of $650 per month for their service on the Board of Florida Community Bank. In 2005, the Board of Directors voted to award each director, except for Beauford E. Davidson, Lewis J. Nobles, and Bernard T. Rasmussen, a $7,500 bonus. In lieu of paying $7,500 bonuses to Messrs. Davidson, Nobles, and Rasmussen, we contributed certain amounts to a deferred compensation program established by Hendry County Bank prior to its 1998 merger with Florida Community Bank. The amounts of these contributions were: (i) $13,872 for Mr.
Davidson; (ii) $5,340 for Mr. Nobles; and (iii) $4,615 for Mr. Rasmussen. The Board however, also awarded Mr. Rasmussen a $2,885 bonus and Mr. Nobles a $2,160 bonus. These bonuses and contributions were awarded based on our level of profitability and the directors' roles in attaining that level of profitability.

Communication with the Board of Directors

     FCBI has no formal procedures for shareholders to communicate with the Board of Directors. Should a shareholder wish to submit a written communication to the Board, the shareholder can mail or deliver such communication to Bernard
T. Rasmussen, Chairman of the Audit Committee, Florida Community Banks, Inc., 1400 North 15th Street, Immokalee, Florida 34142. Should a shareholder wish to address the Board in person, it can submit such request to Mr. Rasmussen, as well. Depending on the matter which the shareholder wishes to present to the Board and the Board's schedule, the Board will consider such a request in determining whether to invite the shareholder to a Board meeting.

Selection of Independent Auditors

     Following consultation with the Audit Committee, the Board of Directors intends to retain the accounting firm of Schauer Taylor P.C. ("Schauer Taylor"), as the independent auditors for FCBI for the fiscal year ending December 31, 2006. Schauer Taylor has been FCBI's and Florida Community Bank's Independent Auditors since 1998. A representative from Schauer Taylor is expected to be present at the Annual Meeting to make a statement and to respond to shareholder questions.

     Audit Fees: The aggregate fees billed for professional services by Schauer Taylor in connection with the audit of the annual financial statements and the review of the financial statements included in FCBI's quarterly filings with the Securities and Exchange Commission for the fiscal year ended December 31, 2005 and 2004, were $166,005 and $64,500 respectively.

     Audit-Related Fees: In 2005 and 2004, Schauer Taylor also billed FCBI $135,730 and $92,997, respectively, for fees reasonably related to the performance of its audit and reviews of financial statements. Such fees included travel and miscellaneous related fees.

     Tax Fees: In 2005 and 2004, Schauer Taylor also billed FCBI $17,430 and $11,500, respectively, for tax compliance and advice, including the preparation of FCBI's corporate tax returns.

     All Other Fees: Excluding those fees described above, Schauer Taylor did not bill FCBI in 2005 and 2004 for any other fees.

     In all instances, Schauer, Taylor's performance of those services was pre-approved by FCBI's Audit Committee, pursuant to FCBI's corporate policy.

                             EXECUTIVE COMPENSATION

         Our executive compensation program is designed to:

         >>       attract and retain qualified management;
         >>       meet short-term financial goals; and
         >>       enhance long-term shareholder value.

     We strive to pay each executive officer the base salary that would be paid on the open market for a fully qualified officer in that position. The Board of Directors determines the level of base salary and any incentive bonus for our Chief Executive Officer and other executive officers based upon competitive norms. Actual salary changes and discretionary bonus awards are based upon the Board of Directors' evaluation of FCBI's overall performance, the officer's responsibilities and the officer's individual job performance. Each executive officer is also given the opportunity to earn an annual performance bonus, generally in the range of 10 to 20% of the officer's base salary. In the fiscal year ending December 31, 2005, bonuses were paid to executive officers for: (i) our overall performance during 2005 (based on the discretionary evaluation); and
(ii) the executive's role in helping us to meet our overall performance goals.

     In evaluating the salary of the Chief Executive Officer and President, the Board of Directors also considers: (i) the accomplishments and results of FCBI;
(ii) the Chief Executive Officer and President's responsibilities for implementation of predetermined goals and objectives during the calendar year; and (iii) the compensation paid to chief executive officers within a banking industry peer group.

Board Committee Interlocks and Insider Participation in Compensation Decisions

     Mr. Stephen L. Price, FCBI's and Florida Community Bank's President and Chief Executive Officer, also serves as a member of the Board of Directors. Mr. Price participated in the Board's deliberations regarding executive compensation, but did not participate in the discussions regarding his own compensation.

Summary Compensation Table

     The following table sets forth compensation information regarding our President and Chief Executive Officer, and our three other most highly compensated executive officers whose aggregate compensation exceeded $100,000 in 2005.

                                               Annual Compensation(1)

----------------------------------------------------------------------------------------------------------------------
---------------------------------------------- ------------ ------------ ----------- ------------- -------------------
                                                                                      Securities
                  Name and                                                            Underlying      Other Annual
             Principal Position                   Year        Salary       Bonus       Options      Compensation(2)
---------------------------------------------- ------------ ------------ ----------- ------------- -------------------
---------------------------------------------- ------------ ------------ ----------- ------------- -------------------

Stephen L. Price                                  2005       $200,000     $310,000      15,000          $57,300
FCBI & Florida Community Bank                     2004        183,000      245,000      36,000           54,800
President/CEO                                     2003        175,000      187,500      11,520           53,800

Raymond T. Holland                                2005       $108,000     $ 22,679           -          $26,136
Florida Community Bank                            2004        105,000       19,625       2,160           24,926
Area President for Collier County                 2003        102,000       19,550           -           24,310

John G. Tamblyn                                   2005       $130,000     $ 28,225           -          $22,292
Florida Community Bank                            2004        128,000       23,200       1,440           30,240
Area President for Lee County                     2003        124,000       23,100       1,728           29,420

Larry T. Hall                                     2005       $112,000     $ 47,778           -          $31,956
Florida Community Bank                            2004        102,000       45,000      10,080           29,400
Area President for LaBelle                        2003         97,000       23,425       3,456           24,086

---------------------------

(1) Includes all compensation in the year earned whether received or deferred at the election of the executive.
(2) Includes fees paid or amount contributed to the accounts of each executive officer during the year listed:


                       Stephen L. Price                2005             2004             2003
                       ----------------                ------          ------           ------
                       Directors                      $15,300         $13,800          $13,800
                       Fees                            21,000          20,500           20,000
                       Profit Sharing                  21,000          20,500           20,000
                                                       ------          ------           ------
                       Pension Plan                   $57,300         $54,800          $53,800
                                                       ======          ======           ======
                                Total:

                       Raymond T. Holland               2005            2004             2003
                       ------------------              ------          ------           ------
                       Profit Sharing                 $13,068         $12,463          $12,155
                       Pension Plan                    13,068          12,463           12,155
                                                       ------          ------           ------
                                      Total:          $26,136         $24,926          $24,310
                                                       ======          ======           ======


                       John G. Tamblyn                  2005             2004             2003
                       ---------------                 ------          ------           ------
                       Profit Sharing Plan            $15,823         $15,120          $14,710
                       Pension Plan                    15,823          15,120           14,710
                                                       ------          ------           ------
                                Total:                $31,646         $30,240          $29,420
                                                       ======          ======           ======

                       Larry T. Hall                    2005             2004             2003
                       -------------                   ------          ------           ------
                       Profit Sharing Plan            $15,978         $14,700          $12,043
                       Pension Plan                    15,978          14,700           12,043
                                                       ------          ------           ------
                                Total:                $31,956         $29,400          $24,086
                                                       ======          ======           ======

2005 Stock Option Grants

     The following table sets forth information concerning stock options granted in 2005 to the executive officers listed above. All options are exercisable 40% one year after grant and 20% after the second, third and fourth years.

                                                    Option Grants
----------------------------------------------------------------------------------------------------------------------
--------------------------- -------------- ---------------- ------------- ------------ -------------------------------
                              Number of      Percent of                                Potential Realizable Value at
                             Securities     Total Options                                 Assumed Annual Rates of
                             Underlying      Granted to                                   Stock Price Appreciation
                               Option         Employees       Exercise    Expiration          For Option Term
           Name                Granted         In 2005         Price         Date           5%           10%
--------------------------- -------------- ---------------- ------------- ------------ --------------------------------

Stephen L. Price               15,000           78.9%          $26.00     12/15/2015      $245,269     $621,560


Aggregated Option Values at December 31, 2005

     Based on the last reported trades of FCBI common stock, prior to December 31, 2005, we have estimated the value FCBI common stock to be $28.50 per share. Based on this value and the various exercise prices of our outstanding stock options, the following table sets forth information concerning the value of stock options owned by the four executive officers listed above.



            ------------------------ -------------------------------- --------------------------------

                                     Number of Securities Underlying       Value of Unexercised
                                        Unexercised Options at            In-the-Money Options at
                                           December 31, 2005                 December 31, 2005
                                          --------------------              -------------------
            Name                        Exercisable/Unexercisable        Exercisable/Unexercisable
            ------------------------ -------------------------------- --------------------------------
            ------------------------ -------------------------------- --------------------------------

            Stephen L. Price                 62,784 / 41,208              $1,039,104 / $1,334,157

            Raymond  T. Holland              15,379 / 1,296                 $295,813 / $307,995

            John G. Tamblyn                   7,834 / 1,555                 $146,253 / $166,070

            Larry T. Hall                    12,326 / 7,431                 $196,282 / $276,524


Executive Officers Who Are Not Directors

     In addition to Mr. Price, Florida Community Bank has three other executive officers; their business experience is described below. FCBI has no executive officers other than Mr. Price. None of the executive officers are related by blood, marriage, or adoption to any director or other executive officer. Officers are elected annually by our Board of Directors.

     Larry T. Hall, age 65, joined Florida Community Bank in July 1998. Mr. Hall serves as the Area President for LaBelle. From October 1996 to July 1998, Mr. Hall was Vice President of the Credit Services Group for the Independent Bankers' Bank of Florida, Lake Mary, Florida. Mr. Hall served as the Senior Vice President and Senior Loan Officer for Farmers and Dealers Bank, Gainesville, Florida from February 1993 to September 1996. Mr. Hall is a graduate of the Louisiana State University School of Banking of the South.

     Raymond T. Holland, age 59, joined Florida Community Bank in January 1994, as Senior Vice President. Mr. Holland was promoted to Executive Vice
President/Lending in January 1995. He was promoted to Area President for Immokalee in January 1998. Mr. Holland has been a resident of Immokalee, Florida since 1994. Mr. Holland is a graduate of the Louisiana State University School of Banking of the South.

     John G. Tamblyn, age 59, joined Florida Community Bank in March 2000. Mr. Tamblyn serves as Area President for Lee County. From May 1994 to February 2000, Mr. Tamblyn was Senior Vice President and Senior Lender for SouthTrust Bank of Southwest Florida.

                                EMPLOYEE BENEFITS

     Profit Sharing Plan. In 1973, Florida Community Bank adopted a Defined Contribution Benefits Plan ("Profit Sharing Plan") for substantially all of its employees. The Profit Sharing Plan provides for contributions of a portion of our net profits to a trust for the benefit of participating employees. Our Board of Directors annually determines the amount of the contribution, which is also subject to the percentage of earnings limitations imposed by the Internal Revenue Code of 1986, as amended. All full-time employees become eligible to participate in the Profit Sharing Plan when they have completed 12 months of service prior to the beginning of a Profit Sharing Plan year. An employee's rights under the Profit Sharing Plan vest 20% after three years of service and an additional 20% for each of the next four years of service, being fully vested after seven years of credited service. A year of service means a Profit Sharing Plan year in which the employee has worked at least 1,000 hours. Effective January 1, 2004, the Profit Sharing Plan was amended to provide a 401(k) option to participants with certain incentive matching contribution provisions.

     Our contributions are allocated to each participant in the proportion that an employee's compensation bears to the compensation of all participants in the Profit Sharing Plan. The aggregate contribution for the Profit Sharing Plan for 2005 was $511,518.

     Pension Plan. In 1966, Florida Community Bank adopted a Defined Contribution Pension Plan for the benefit of its employees ("Pension Plan"). The Pension Plan was merged with the Profit Sharing Plan effective December 31, 2003, with the latter plan surviving.

     Employee Stock Ownership Plan. In 2003, Florida Community Bank adopted a Defined Contribution Employee Stock Ownership Plan for the benefit of its employees ("ESOP"). The ESOP provides for contributions of a portion of our net profits to a trust for the benefit of participating employees. Our Board of Directors annually determines the amount of the contribution, which contribution shall be invested primarily in the capital stock of FCBI. Contributions are also subject to the percentage of earnings limitations imposed by the Internal Revenue Code of 1986, as amended. All full-time employees become eligible to participate in the ESOP when they have completed 12 months of service prior to the beginning of an ESOP year. An employee's rights under the ESOP vest 20% after three years of service and an additional 20% for each of the next four years of service, being fully vested after seven years of credited service. A year of service means an ESOP year in which the employee has worked at least 1,000 hours for us. The ESOP also contains a 401(k) option for participants, with certain incentive matching contribution provisions.

     Our contributions are allocated to each participant in the proportion that an Employee's compensation bears to the compensation of all participants in the ESOP. The aggregate contribution for 2005 was $442,101.

     2002 Key Employee Stock Compensation Program. At the 2002, Annual Meeting, our shareholders approved the 2002 Key Employee Stock Compensation Program ("Stock Program") to provide for the grant of both incentive and non-statutory stock options to purchase shares of our common stock to our full-time employees.

     The purpose of the Stock Program is to advance FCBI's interests by providing key employees an additional incentive and to attract additional persons of experience and ability to join our employee team in the future. Incentive stock options are designed to result in beneficial tax treatment to the employee, but no tax deduction for us. An employee who is granted incentive stock options incurs tax liability only when he or she sells the stock which he or she acquires through the exercise of his or her options. Compensatory stock options do not give the employee the tax benefits of an incentive stock option, but a tax deduction is available to us and tax liability is incurred by the employee when the options are exercised.

     Options granted under the Stock Program are exercisable in one or more installments and may be exercisable on a cumulative basis, as determined by a committee formed to administer the Stock Program ("Program Administrators"). The Board of Directors has selected Jon R. Olliff (Chairman), Bernard T. Rasmussen, and James O'Quinn to serve as the Program Administrators.

     The maximum number of shares of common stock which may be subject to options granted under the Stock Program at any given time is 269,855. Under the Stock Program, participants may each be granted an option to purchase shares of common stock at a price not less than its "Fair Market Value" (as that term is defined in the Stock Program) on the date the option is granted. Under no circumstances will the Fair Market Value be less than one-and-one-half times the book value of the underlying common stock.

     In no case are any options, however, exercisable for the first year following the date they are granted. In addition, no options may be exercisable for a term longer than 10 years from the date of the grant and in the case of an employee who owns more than 10% of the combined voting power of all classes of stock, the term of any incentive option will be limited to three years. None of our employees owns 10% or more of our common stock.

     Options are not transferable, except in the case of the death of the optionee. Furthermore, except for an exception in the case of death or disability, all options terminate no later than 30 days following an optionee's termination of employment.

     In the event FCBI enters into an agreement to dispose of all or substantially all of its assets or stock, all options granted pursuant to the Stock Program shall become immediately exercisable. Furthermore, in the event of a change in control, or threatened change in control, all options granted pursuant to the Stock Program will become immediately exercisable; provided, however, that no options will be exercisable for a period of six months from the date of grant. The term "control" generally means the acquisition of 25% or more of FCBI's voting securities by any person or group of persons acting in concert. This provision may have the effect of deterring hostile changes of control by increasing the costs of acquiring control.

     The terms of the Stock Program may be amended by the Program Administrators, except that no amendment may increase the maximum number of shares included in the Stock Program, change
                                       11
the exercise price of the options, increase the maximum term established for any option, or permit a grant to a person who is not a full-time employee.

     The following table sets forth information about the number of shares reserved for issuance under the Stock Program.



                      Equity Compensation Plan Information

------------------------------- -- -------------------------- -- ------------------------- -- ------------------------
                                    Number of Securities to          Weighted Average          Number of Securities
        Plan Category               be Issued Upon Exercise         Exercise Price of           Remaining Available
                                    of Outstanding Options         Outstanding Options          for Future Issuance
-------------------------------    --------------------------    -------------------------    ------------------------


Equity compensation plans
approved by security                             161,474                      $14.68                  61,448
holders

Equity compensation plans not
approved by security holders                           0                           0                       0
                                                 -------                     -------                   -----

Total                                            161,474                      $14.68                  61,448
                                                 =======                     =======                  ======


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We encourage our directors, officers, and employees to have banking relationships with our subsidiary Florida Community Bank. Loans made to directors, executive officers, and principal shareholders, defined as individuals owning 10% or more of the bank's common stock are governed under the provisions of Section 22(h) of the Federal Reserve Act, which requires that any loans made to such people, or to any of their related interests, must: (i) be on substantially the same terms, including interest rates and collateral as those prevailing at the time for comparable transactions with non-affiliated parties; and (ii) not involve more than the normal risk of repayment or present other unfavorable features. All such loans conformed to such characteristics in 2005. There is, however, an exception for loans made to such employees that are made pursuant to a benefit or compensation package that is widely available to all employees and does not give a preference to directors, executive officers, and principal shareholders. There is also an aggregate limit of the greater of $25,000, or 5% of the amount of Florida Community Bank's unimpaired capital and unimpaired surplus on all loans to an individual, unless the amount has been approved by the Board of Directors and the prospective borrower has abstained from participating in the voting.

     There is a further exception regarding loans to executive officers of Florida Community Bank. Executive officers are those people who participate, or who have authority to participate, in major policymaking functions of Florida Community Bank, regardless of their title. Florida Community Bank may lend any otherwise permissible sum of money to an executive officer for: (i) financing the education of the officer's children; (ii) a first mortgage on the officer's residence which has been approved by the Board of Directors; or (iii) a loan secured by certain low-risk collateral. Florida Community Bank may also lend up to the higher of $25,000 or 2.5% of its unimpaired capital and unimpaired surplus (but never more than $100,000) to an executive officer for any other purpose.

     As of December 31, 2005, Florida Community Bank had an aggregate total of $3,526,451 outstanding in loans and other extensions of credit to its directors and executive officers. Florida
                                       12

Community Bank also makes loans in the normal course of business to its shareholders. There are no shareholders who own 10% or more of our common stock and as such, the loans to shareholders are not included in the $3,526,451 aggregate amount. All of the outstanding loans to directors and executive officers are performing pursuant to their terms.

     In addition, during 2005, we paid Langford Ford, Inc., a business interest of director Patrick B. Langford, a total of $36,172 for automobiles and related services. We also paid to Rosbough Enterprises, Ltd., of which director Daniel
G. Rosbough is a general partner, $165,757 in 2005, to lease our Cypress Lake branch office. In Florida Community Bank's normal course of business, it also sells loan participations to certain of its directors and parties related to directors. The balance of participations sold to these parties at December 31, 2005 were $4,701,415.


                                  PROPOSAL II
                       ADJOURNMENT OF THE ANNUAL MEETING

     We also seek your approval to adjourn the Annual Meeting in the event that there are insufficient numbers of votes to approve Proposal I at the Annual Meeting. In order to permit proxies that we receive to be voted for an adjournment, we are submitting this Proposal as a separate matter for your consideration. If it is necessary to adjourn the Annual Meeting, and the adjournment is for a period of less than 30 days, there will be no notice to shareholders of the time or place of the reconvened meeting, other than an announcement made at the Annual Meeting.

--------------------------------------------------------------------------------
         The Board of Directors Recommends that Shareholders Vote "FOR"
             the Approval of the Adjournment of the Annual Meeting.
--------------------------------------------------------------------------------

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and any person who beneficially owns more than 10% of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and more than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms which they file. During 2005, all 14 of our directors and executive officers who own our stock filed Form 4s and/or Form 5s with the Securities and Exchange Commission. The information on these filings represents the current ownership position of all 14 individuals. Based solely on the review of copies of the filings we have received or written representations from such reporting persons, it is our belief that during 2005, all such filings applicable to our officers, directors, or 10% shareholders were made timely.

                              SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in our proxy materials for the 2007 Annual Meeting, a shareholder's proposal to take action at such meeting must be received at our corporate office at 1400 North 15th Street, Immokalee, Florida 34142-2189, on or before November 22, 2006. Proposals must comply with the Securities and Exchange Commission's proxy rules as provided in 17 C.F.R.
Section 240.14a-8 in order to be included in our proxy materials.
                                       13

                             STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in FCBI's cumulative total stockholder's return on our common stock with: (i) the NASDAQ National Market; and (ii) SNL Financial LC's index for southeastern banks and bank holding companies whose securities are listed on the Over-the-Counter Bulletin Board or the "pink sheets" for the years ended December 31, 2000 to 2005, inclusive.

[GRAPHIC OMITTED]



                                                                           Period Ending
                                               ----------- -----------------------------------------------
                                                                                                           -----------
Index                                            12/31/00    12/31/01    12/31/02    12/31/03    12/31/04    12/31/05
---------------------------------------------- ----------- ----------- ----------- ----------- ----------- -----------
Florida Community Banks, Inc.                      100.00      116.10      139.26      174.50      222.46      301.28
NASDAQ Composite                                   100.00       79.18       54.44       82.09       89.59       91.54
SNL South OTC-BB and Pink Banks                    100.00      108.14      134.94      180.66      210.80      241.44

     The graph assumes an initial investment of $100 at the end of 2000 and the reinvestment of all dividends during the periods indicated.

                                  SOLICITATION

     The cost of soliciting proxies on behalf of the Board of Directors for the Annual Meeting will be borne by FCBI. Proxies may be solicited by directors, officers or our regular employees, in person or by telephone, e-mail or mail.

                      AVAILABILITY OF FINANCIAL STATEMENTS
                           AND ADDITIONAL INFORMATION

     Accompanying this Proxy Statement is our 2005 Annual Report and Form 10-K, which include our audited financial statements. Additional copies of the Annual Report and Form 10-K are available to shareholders at no charge. Any shareholder who would like an additional copy should contact: Guy W. Harris, Chief Financial Officer, Florida Community Banks, Inc., 1400 North 15th Street, Immokalee, Florida 34142.

     We currently file periodic reports with the Securities and Exchange Commission (including Form 10-Ks, Form 10-Qs, Proxy Statements, etc.). We file these periodic reports electronically via EDGAR and they can be reviewed at the Securities and Exchange Commis-sion's website: www.sec.gov. They can also be inspected and copied at the Securities and Exchange Commission's Public Reference Section, 450 Fifth Street, NW, Washington, DC 20549.


FLORIDA COMMUNITY BANKS, INC.
March 22, 2006

                                 REVOCABLE PROXY
                          FLORIDA COMMUNITY BANKS, INC.
                         ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints the members of the Board of Directors of Florida Community Banks, Inc. ("FCB"), with full powers of substitution, to act as proxy for, and attorney-in-fact, to vote all shares of the common stock of the Bank which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at our corporate headquarters, located at 1400 North 15th Street, Immokalee, Florida 34142, on April 20, 2006, at 5:30 p.m., and at any and all adjournments thereof.

The undersigned shareholder of FCB may revoke this Proxy at any time before it is voted by either filing with the Corporate Secretary of FCB, a written notice of revocation, by delivering to FCB a duly executed Proxy bearing a later date, or by attending this Annual Meeting and voting in person.

                  THE FOLLOWING PROPOSALS ARE BEING ACTED UPON:



PROPOSAL I: The election of nine members of the Board of  Directors,  each for a one-year
term;                                                                                              FOR                  AGAINST ALL
                                                                                                  -----                 -----------
                                                                                                   [ ]                      [ ]

             To withhold authority for any nominee, cross through his name:

   Beauford E. Davidson           Patrick B. Langford       Lewis J. Nobles, Jr.

      Jon R. Olliff                  James O'Quinn           Stephen L. Price

   Bernard T. Rasmussen           Daniel G. Rosbough        James E. Williams


PROPOSAL II: The  adjournment of the Annual  Meeting to solicit  additional
proxies in the event there are not sufficient votes to approve Proposal I.             FOR           AGAINST        ABSTAIN
                                                                                      -----         ---------      ---------
                                                                                       [ ]             [ ]            [ ]


IN THEIR DISCRETION THE PROXY COMMITTEE IS AUTHORIZED TO TRANSACT AND TO VOTE UPON SUCH OTHER BUSINESS as may properly come before this Annual Meeting or any adjournments thereof.

NOTE: When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED.

IMPORTANT:   Please  sign  your  name  exactly  as  it  appears  on  your  stock certificate. When shares are held by joint tenants, both should sign, when signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.

The undersigned acknowledges receiving from FCB, prior to the execution of the Proxy, a Notice of the Annual Meeting and a Proxy Statement dated March 22, 2006.


No. of Common Shares Voting: _________

                   Signature: ________________________


                   Signature if held jointly:  _________________________________

                   Date:------------


                 ADDRESS LABEL